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                                                                    Exhibit 23.6

Chamberlin & Associates

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                                                             7463 W. Otero Place
                                                            Littleton, CO  80123
                                                         Tele/FAX - 303-979-6753




April 2, 1996





Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of 6,282,451 shares of the Company's common stock and 2,017,167 warrants of our report dated February 1994, pertaining to metallurgy review of the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Very truly yours,




/s/Paul Chamberlin
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Paul D. Chamberlin
Owner